EXHIBIT 99

BEACON FEDERAL BANCORP, INC.

 PRESS RELEASE

Beacon Federal Bancorp, Inc. Announces Quarterly Dividend

East Syracuse, New York, August 23, 2012 – Beacon Federal Bancorp, Inc. (the “Company”) (NASDAQ: BFED) announced today that the Board of Directors of the Company has declared a quarterly cash dividend of $0.07 per share of the Company's common stock.  The dividend reflects an annual cash dividend rate of $0.28 per share.  The dividend will be payable to stockholders of record as of September 11, 2012, and is expected to be paid on September 21, 2012.

The Company, through its subsidiary, Beacon Federal (“the Bank”), offers banking and related financial services to both individual and commercial customers.  The Bank is headquartered in East Syracuse, New York.  The Company’s stock is traded on the NASDAQ Global Market under the symbol “BFED.”  For more information about Beacon Federal, visit www.beaconfederal.com.

Contact:
Lisa M. Jones
Senior Vice President and CFO
Beacon Federal Bancorp, Inc.
6611 Manlius Center Road
East Syracuse, NY  13057
(315) 433-0111 x 1582